Clifford L. Neuman, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

September 1, 2004

Ikona Gear International, Inc.
1850 Hartley Avenue, Unit #1
Coquitlam, B.C. V3K 7A1
CANADA

             Re:        Registration Statement on Form SB-2

Sir or Madam:

       We have assisted Ikona Gear International, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of (1) up to an aggregate of 2,530,493 shares (the "Shares") of the common stock of the Company, par value $.00001 per share. The Common Stock may be offered and sold by certain selling stockholders of the Company in the manner set forth in the Registration Statement and Prospectus.

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to and in a manner consistent with the terms of the Plan and written compensation contracts executed thereunder and upon receipt of all applicable consideration for such Shares, as applicable, will be legally issued, fully paid and nonassessable.

       We are admitted to practice in the State of Colorado, and are not admitted to practice in the State of Nevada. However, for the limited purposes of our opinion set forth above, we are generally familiar with the Nevada Revised Statutes Annotated (Michie 1991) ("NRS") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is limited to the laws of the State of Colorado and, to the limited extent set forth above, the NRS, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form SB-2 and to the use of its name in the Registration Statement.
Sincerely,
CLIFFORD L. NEUMAN, P.C.
/s/ Clifford L. Neuman By: Clifford L. Neuman

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